Exhibit 99.1
March 21, 2016

John D. Pace
Chairman
Auxilio
27271 Las Ramblas, Suite 200
Mission Viejo, Ca 92691

Dear John,
Please accept my immediate resignation from the Board of Directors of Auxilio.
Regards
Bill Leonard

cc: Paul Anthony